As filed with the Securities and Exchange Commission on December 29, 2025

Registration No. 333-[  ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ATIF Holdings Limited

(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

420 Goddard

Irvine, CA

308-888-8888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue

Suite 204

Newark, Delaware 19711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joan Wu, Esq.

Hunter Taubman Fischer & Li, LLC

950 Third Avenue, 19th Floor New York, NY 10022

Tel: (212) 530-2208

Facsimile: (212) 202-6380

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED December 29, 2025

PROSPECTUS

ATIF Holdings Limited

$500,000,000

Ordinary shares, Preferred Shares, Debt Securities

Warrants, Units and Rights

And

Up to 9,000,000 Units, Each Unit Consisting of One Ordinary Share and One Warrant

Up to 9,000,000 Ordinary Shares Underlying the Units

Up to 9,000,000 Warrants Underlying the Units

Up to 9,000,000 Ordinary Shares Issuable upon the Exercise of the Warrants

By the Selling Holders Named Herein

We may, from time to time in one or more offerings, offer and sell up to $500,000,000 in the aggregate of ordinary shares, par value $0.001 (the “Ordinary Shares”), preferred shares, warrants to purchase Ordinary Shares or preferred shares, debt securities, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus also related to the resale by certain selling shareholders (the “Selling Shareholders”) described herein of up to (i) 9,000,000 units (“Units”), each unit consists of one Ordinary Share and one warrant (“Warrants”), (ii) 9,000,000 Ordinary Shares underlying the Units, (iii) 9,000,000 Warrants underlying the Units, and (iv) 9,000,000 Ordinary Shares issuable upon the exercise of the Warrants. The Units were issued in a private placement conducted on October 8, 2025. The Selling Shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their Units, Warrants, and Ordinary Shares registered herein on any stock exchange, market, or trading facility on which the Units, Warrants or Ordinary Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the sale or other disposition by the Selling Shareholders of their Units, Warrants, or Ordinary Shares, but we will bear all costs, fees and expenses in connection with the registration of the Selling Shareholders’ Units, Warrants and Ordinary Shares. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sale of their Units, Warrants and Ordinary Shares offered for resale through this prospectus. For information regarding the Selling Shareholders and the times and manner in which they may offer or sell the Units, Warrants, or Ordinary Shares, see “Selling Shareholders” and “Plan of Distribution.”

This prospectus provides a general description of the securities we or the Selling Shareholders may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

On December 21, 2022, we filed with the SEC a registration statement on Form S-3 (File No. 333-268927) utilizing a shelf registration process (the “2023 S-3”) and have subsequently filed prospectus supplements with the SEC on February 10, 2023 and March 8, 2023, 2023 (collectively, the “Prospectus Supplements”). The 2023 S-3 was declared effective on March 21, 2023. Under the 2023 S-3, we were initially entitled to, from time to time, sell up to $100 million in the aggregate of ordinary shares, preferred shares, debt securities, warrants, units, and rights. Following the sales made pursuant to the Prospectus Supplements, $90,695,882.53 remains available for sale under the 2023 S-3.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Ordinary Shares in any 12-month period so long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is below $75 million. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is approximately $96.5 million based on the closing price of $9.36 per Ordinary Share on October 30, 2025 and 10,313,373 Ordinary Shares held by non-affiliates.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “ZBAI.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 15 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We and the Selling Shareholders may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [   ], 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell ordinary shares, preferred shares, warrants to purchase ordinary shares or preferred shares, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $500,000,000, and the selling shareholders (the “Selling Shareholders”) referred to in this prospectus and identified in supplements to this prospectus may sell up to an aggregate amount of (i) 9,000,000 units (the “Units”), each consists of one ordinary share, par value $0.001 per share (the “Ordinary Share”) and one warrant (the “Warrant”), (ii) 9,000,000 Ordinary Shares underlying the Units, (iii) 9,000,000 Warrants underlying the Units, and (iv) 9,000,000 Ordinary Shares upon the exercise of the Warrants in one or more offerings. We have provided to you in this prospectus a general description of the securities we and the Selling Shareholders may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. Notwithstanding the foregoing, the Selling Shareholders may sell their Units, the Warrants and the Ordinary Shares offered by them and registered hereby without being accompanied by a prospectus supplement. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the Selling Shareholders have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

The Selling Shareholders are not offering to sell or seeking offers to purchase securities in any jurisdiction where the offer or sale is not permitted. Neither we nor the Selling Shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside the jurisdiction of the United States who come into possession of this prospectus are required to inform themselves about and to observe any restrictions relating to this offering and distribution of this prospectus applicable to that jurisdiction.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “ATIF Holdings,” “we,” “us,” “our,” “the Company,” “the “Registrant” or similar words refer to ATIF Holdings Limited, together with our subsidiaries.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and any variation of the foregoing and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR BUSINESS

We are a British Virgin Islands business company. We are a business consulting company providing financial consulting services to small and medium-sized enterprises (“SMEs”). Since our inception in 2015, the focus of our consulting business has been providing comprehensive going public consulting services designed to help SMEs become public companies on suitable markets and exchanges. Our goal is to become an international financial consulting company with clients and offices throughout Asia and North America. On January 4, 2021, we established an office in California, USA, through our wholly owned subsidiary ATIF Inc., a California corporation, which was incorporated on October 26, 2020, and launched, in addition to our business consulting services, additional service models consisting of asset management, investment holding and media services to expand our business with a flexible business concept to achieve a goal of high growth revenue and strong profit growth.

On October 6 and October 7, 2022, ATIF Inc. established ATIF Business Consulting LLC (“ATIF BC”) and ATIF Business Management LLC (“ATIF BM”) under the laws of the State of California of the United States, respectively. On April 25, 2022, the Company established ATIF Investment Limited (“ATIF Investment”) under the laws of BVI. On December 22, 2021, ATIF Inc. established ATIF BD LLC (“ATIF BD”) under the laws of California of the United States. ATIF BC primarily provides commercial advisory services, including, but not limited to, listing consultancy, strategic consulting, operational consulting, and financial advisory services. ATIF BM is responsible for enterprise management services, including administration and operations management, human resources management, information technology management, and customer service management. ATIF Investment conducts the Company’s investment-related activities, including project investments and IPO-related investments. ATIF BD functions as a supplementary business unit and conducts all other business activities not encompassed by the foregoing categories.

As of the date of this report, we have provided financial consulting services to SMEs in Hong Kong, United States, Mexico, mainland China and Singapore, while we currently do not have operations in mainland China. The following table illustrates the breakdown of our total revenue, organized by customers’ locations for the years ended July 31, 2025, 2024 and 2023.

	Year ended July 31, 2025	Percentage of Total	Year ended July 31, 2024	Percentage of Total	Year ended July 31, 2023	Percentage of Total
	Revenue	revenue	Revenue	revenue	Revenue	revenue
Hong Kong	700,000	58%	-	-	600,000	24%
Mainland China	-	-	-	-	-	-
USA	250,000	21%	620,000	100%	1,200,000	49%
Mexico	-	-	-	-	650,000	27%
Singapore	250,000	21%	-	-	-	-
Total revenue, net	1,200,000	100%	$620,000	100%	2,450,000	100%

In June 2025, and in alignment with our long-term optimism about the Bitcoin (BTC) industry, we have begun our strategic expansion into the BTC sector with a five-year plan to accumulate 1,000 BTC through a combination of direct purchases and mining operations. We have tentatively selected West Texas as the primary location for our planned mining operations, driven by several key factors including Texas’ favorable regulatory environment for digital asset mining, abundant and affordable land, and a well-developed, deregulated electricity market with competitive power costs. We have also engaged an industry professional to be responsible for the operation of the BTC business. As of the date of this report the Company has purchased 0.19 BTC in the open market. In the future, we plan to recruit more professionals and allocate more resources to further expand and develop this business.

Our Services

Our Going Public Consulting Services

We provide each client with comprehensive one-stop going public consulting services adapted to each client’s specific needs. Before becoming a client, a prospective client must first meet a set of requirements similar to the eligibility standards of its targeted exchange or markets. If we are able to confirm the qualifications of the prospective client after an initial due diligence investigation, we enter into a service agreement and our professional consulting team starts to guide the client through the going public process in each of the following three phases.

Phase I

We carry out the following evaluation and planning in order to assess and prepare our client for becoming a public company through the following steps:

●	we conduct a due diligence investigation and evaluation of the business and financial position of the client, including its assets and liabilities, capital structure, management, development prospect, and business model;

●	we research the capital market and study the feasibility of raising capital on the market; and

●	we help the client integrate its resources to highlight the value of its business.

Phase II

Based on the result of our evaluation of the client in the pre-listing phase we devise a detailed going public plan on behalf of our client through the following steps:

●	we offer assistance in streamlining and standardization of the client’s business model and organization structure to achieve optimization;

●	we help the client become familiar with regulations of the securities markets and assist it in meeting the standards for going public;

●	we assist the client in identifying potential employees, advisory board members, board of director members, consultants, advisors, market experts, and any other persons that can add value to the client’s strategy and/or business;

●	we assist the client in identifying qualified professional firms in legal, accounting, investment banking, investor relations, and other required service to support the client’s transition to a public company and its subsequent offerings and investor awareness campaigns;

●	we help review documents related to the going public process such as VIE contracts;

●	we work with other third-party professional parties engaged by the client to identify the most suitable path in going public for the client by means of (i) IPO; (ii) acquisition by or merger with a public company with business operations, (iii) merger with a public company with nominal operations other than a “special purpose acquisition company” (“SPAC”), or (iv) merger with a SPAC;

●	we assess to validate or modify the equity position of the client, and work with qualified investment bankers, certified public accountants, and attorneys to set up the capital structure, stock par value, and holding percentages of its shareholders, and, where necessary, help the clients build a new equity structure in accordance with requirements of the relevant securities regulatory commission;

●	we connect the client facing funding shortages with venture capital funds, banks, or other financial institutions that can provide potential assistance in its financing needs; and

●	we provide business management trainings to the client’s management to prepare them for the responsibilities and requirements that come with being a public company.

Phase III

After the client starts its going public process through public filings, we continue to work with the client to navigate the path to become a public company, to that effect:

●	we help the client establish an effective corporate governance system, including the board of directors, audit committee, compensation committee, corporate governance and nominating committee, when applicable, to oversee the client’s management team;

●	we assist, using outside legal counsel as required, with the preparation of all internal corporate documents, including corporate resolutions, minutes, changes and amendments to corporate documents, as required;

●	we assist the client in meeting public reporting requirements and the preparation of required legal and regulatory documents, including, but not limited to disclosure statements and agreements, subscription agreements, federal, state and regulatory filings, as required;

●	we assist the client in preparation for investor presentations, assembling due diligence material required for interested investors or investment banks in financing the client’s going public process;

●	we assist the client with key negotiations with various third parties and help the client navigate the process and procedure of listing on an exchange;

●	we assist in liaising with investors for the purposes of raising capital, as required; and

●	we assist the clients in up-listing, debt and equity financing, as required.

We strive to complete the going public process for our clients within a pre-defined time period, and once listed in the chosen exchange, we continue supporting our clients for the next six months to assist with transitioning from private companies to public companies. We also offer options, through a separate engagement agreement, to extend our services after the end of our initial going public service, if a client expresses interest.

Our Fee Structure for Going Public Consulting Service

Our consulting fees are negotiated on a case-by-case basis, taking into consideration the specific services that our team provides, the nature of the business and requirements, and our business relationship with each client.

We charge our clients a fixed consulting fee in installments determined by the projected completion phases of services rendered. Our fees range from $800,000 to $2,500,000 based on the technical complexity and conditions of each individual client. In general, the first installment is due within three days following the signing of the service agreement; the second installment is due once we complete the work for Phase I; the third and the subsequent installments are due once we complete certain predefined milestones during the going public process. The installment payment schedule is designed to ensure that we get compensated in a timely manner while affording our clients flexibility in securing the funds for our consulting fees.

Occasionally, for certain clients who demonstrate outstanding growth potential, such as a 30% or more year-to-year growth of revenues for at least the past three years, and (or) possess excellent market positions, represented by at least a 5% market share in the Chinese domestic market in the industry the company operates, we are willing to adopt a fee structure that includes both cash payment and partial equity ownership, which usually amounts to 3 - 10% of the clients’ total equity shares. Such approach has the potential to bring us a considerable return on capital while easing the clients’ burden of raising funds for going public. Currently, we do not hold any position in any of our clients’ equities.

Costs Related to the Operation of Our Consulting Services

Our costs to provide consulting services consist of fees paid to our third-party professional providers, operational and administrative expenses, such as rent for our office space located in Shenzhen, and compensation for our employees.

Asia Era International Financial Consulting Center

In August 2018, our management launched Asia Era International Financial Consulting Center (“AT Consulting Center”) in Shenzhen, upon recognizing a general lack of consulting services designed to meet the growing demand for financial consulting services arising from the rapid accumulation of wealth of the Chinese population.

AT Consulting Center offered financial consulting programs structured to target three groups of clients, enterprises, families, and individual. For enterprise clients, the program was called “Becoming Public” with a fee of $20,000; for individual clients, the program was called “Family Wealth Management,” with fees ranging from $5,000 to $20,000; and for family clients, the program was called “Career Planning,” with fees ranging from $5,000 to $10,000.

Becoming Public targeted enterprise executive clients by offering a comprehensive and in-depth program covering various aspects of the domestic and foreign capital markets, as well as the processes, operations, and management of taking private companies public. Family Wealth Management targeted our family clients by offering a program designed to help families with financial planning, investment, and management. Career Planning targeted our individual clients by offering career planning and training consultations designed to help professionals achieve a more successful and rewarding career.

During the fiscal year ended July 31, 2025, the AT Consulting Center stopped its operation due to the company’s business focus has shifted to regions outside mainland China.

Competitive Strengths

We believe that the following strengths enable us to stand out in the financial service industry and differentiate us from our competitors:

Experienced and Highly Qualified Team

We have a highly qualified professional service team with extensive experience in going public consulting services. Our professional team members have an average of five years of experience in their respective fields of international finance, capital market, cross-border and domestic listing services, and marketing. The majority of the members of our team previously worked in the technology or finance industries. We highly value members of our qualified professional team and are on the constant lookout for new talents to join our team.

Recognition and Reputation Achieved from Our Previous Success

Since our inception in 2015, we have successfully helped nine clients to be quoted on the U.S. OTC markets and three client listed on the U.S Nasdaq market, respectively. We believe we are one of the few going public consulting service providers that possess the necessary resources and expertise to provide comprehensive personalized one-stop going public consulting services to clients.

Long-Term Cooperation Relationship with Third-Party Professional Providers

We have established long-term professional relationships with a group of well-known third-party professional providers both domestically and in the U.S., such as investment banks, certified public accounting firms, law firms, and investor relations agencies, whose services and support are necessary for us to provide high-quality one-stop going public consulting service to our clients. It took us years of hard work to demonstrate to these professional organizations that we are a worthy partner capable of providing high-quality professional services that conforms to their high standards. As a result, our clients are able to gain direct access to and obtain high-quality professional services from our third-party professional providers.

Marketing and Sales

We believe the success of our consulting business requires building mutually beneficial long-term relationships with relevant and influential entities, and we have developed our main marketing channels based on these relationships.

Since our inception, we have cultivated and maintained cooperation with a number of city and provincial chambers of commerce and business associations in China, including the Zhejiang Chamber of Commerce in Shenzhen and Guangdong, Shenzhen Industrial Park Association, Meixian Chamber of Commerce in Shenzhen, Wenzhou Chamber of Commerce in Shenyang, Shenzhen Elite Chamber of Commerce, and the SME Service Platform in Northeast China. There are no contractual relationships between us and these organizations. However, these local business organizations have helped our marketing efforts greatly, due to the fact that: (1) they have access to the information of local enterprises and often recommend and connect us with potential clients; (2) they help us organize going public briefings and international financial lectures with local enterprises; and (3) they are able to utilize relationships with local government to initiate and organize government sponsored financial forums to promote and introduce our consulting services to the local enterprises.

We also strive to maintain professional relationships with our former and prospective clients. Our former clients have benefited from our services and oftentimes are willing and able to introduce prospective clients to us. After nearly ten years operating as a consulting service provider specialized in cross-border going public services, we have developed a database consisting of former and prospective clients, using each as a resource for business connections and social relations.

Our employees have been working in various industries for many years, and accumulated networks of business and social relations including personal connections, corporate associations, and governmental affiliations, which are all valuable resources through which we can potentially obtain new clients.

We are constantly seeking new and effective marketing channels in order to grow into an international consulting company with clients and branches throughout Asia and North America.

In addition to our marketing efforts described above, we also market our consulting services, through:

●	Social media, principally WeChat and Weibo;

●	Newsletters to our prospective clients; and

●	Business relationships with well-known corporations and web platforms with large online traffics that can direct traffic to our website through links on their websites.

Competition

We face competition from a number of consulting companies providing going public consulting services such as Greenpro Capital Corp., Forward Capital, and Metalpha Technology Holding Limited, who entered going public consulting services in 2018. We believe that our relatively mature operating history of nearly ten years differentiates our company from other competitors. Our comprehensive one-stop consulting services, through which we are directly involved in each of the three pre-defined phases of our clients’ going public process, are unlike the services provided by many of our competitors, who often act as mere initial order takers, and then outsource a majority of services to third-party providers. But we expect competition will become more intense, and it is possible that we will not be able to maintain the growth rate we have achieved previously.

Major Customers

The majority of our clients are small to medium-sized enterprises seeking growth and expansion through going public on recognized exchanges, and $1.2 million, $0.6 million and $2.5 million was generated from our consulting services for the fiscal years ended July 31, 2025, 2024 and 2023, respectively. For the year ended July 31, 2025, our clients were mainly from Hong Kong. The number of our consulting service clients was five, eight and three for the fiscal years ended July 31, 2025, 2024 and 2023, respectively. Due to the nature of our consulting business, which requires us to dedicate a large amount of resources to each of our clients, we were able to generate a relatively large revenue from a small number of clients. As a result, we had five, two and four clients that accounted for more than 10% of our total revenues, for the fiscal years ended July 31, 2025, 2024 and 2023, respectively. As we continue to expand and grow the number of clients, we expect the risks arising from customer concentration will be mitigated accordingly.

Some of Our Representative Clients

Fortune Valley Treasures, Inc. (“FVTI”)

FVTI engages in the business of retail and wholesale of a wide spectrum of wine products in China and Hong Kong. We entered into a consulting agreement with FVTI on May 25, 2016, and completed our services on April 19, 2018. We assisted FVTI in a reverse merger with a U.S. OTC quoted company under the ticker “FVTI.”

Porter Holding International Inc. (“ULNV”)

ULNV operates an online to offline (O2O) business platform for consumer manufacturing enterprises utilizing cloud technology to provide Internet-based intelligent e-commerce information services. We entered into a consulting agreement with ULNV on August 28, 2016, and completed our services on April 14, 2018. We assisted ULNV in a reverse merger with a U.S. OTC quoted company under the ticker “ULNV.”

Addentax Group Corp. (“ATXG”)

ATXG provides garment decoration and textile printing services. It focuses on producing images on multiple surfaces, such as glass, leather, plastic, ceramic, and textile using 3D sublimation vacuum heat transfer machine. We entered into a consulting agreement with ATXG on September 27, 2016, and completed our services on June 15, 2018. We assisted ATXG in a reverse merger with a U.S. OTC quoted company under the ticker “ATXG.”

Bangtong Technology International Limited (“LBAO”)

LBAO is a startup e-commerce company with operations in China. We entered into a consulting agreement with LBAO on December 20, 2017, and completed our services on June 21, 2019. We assisted LBAO in a reverse merger with a U.S. OTC quoted company under the ticker “LBAO.”

Shenzhen Micro Union Gold League Electronic Commerce Technology Co., Ltd. (“MUGL”)

MUGL operates through its e-commerce platform under a community-based e-commerce retail model to create a global brand for coffee, tea, and health preservation culture. We entered into a financial consulting service agreement with MUGL on July 8, 2019. Pursuant to the agreement, we agreed to provide services including business consulting, capital market advising for business planning and strategy development, planning and assisting with fund raising activities, and investor and public relations services. Currently we are in the process of preparing for a reverse merger of MUGL.

Client A.

This company operates an agriculture park in Hubei Province in China. The park covers about 3,300 acres land dedicated to ecological agriculture and leisure agriculture. We entered into a consulting agreement with the company on July 25, 2017. Currently we are in the process of assisting the company completing a reverse merger with a U.S. OTC quoted company.

Client B.

This company is a full-service real estate agent located in Liaoning China and was founded in November 2016. It owns 177 directly operated stores and has over 2000 employees, servicing realty markets in Heilongjiang, Liaoning, Hebei and Hainan provinces in North East China. We entered into a consulting agreement with the company on December 29, 2017. Currently we are in the process of assisting the company in its going public process.

Client C.

This company is a multimedia investment and marketing company located in Northeast China, specializing in movie trailers, commercials, and multimedia marketing. It also invests in television and film original content and manages movie theaters across China. We entered into a listing agreement with the company on May 14, 2018, to assist with its planned IPO on Nasdaq.

Caiz Optronics Corp. (“Caiz”)

We entered into a $1 million consulting service agreement with Caiz on February 3, 2020 to act as a business advisor for Caiz to provide various consulting services to Caiz for its initial public offering in the United States. Due to the COVID-19 outbreak and its negative impact, our consulting services to Caiz has been delayed. As of the date of this filing, we only completed the due diligence work for Caiz and charged Caiz $42,000 for such services performed. We estimate to start the market analysis, business planning, legal structure re-organization consulting services for Caiz in the upcoming months.

Shenzhen Agrecoe Biotechnology Co., Ltd. (“Agrecoe”)

Agrecoe is an emerging growth biotechnology company specializing in the research, development, production and sales of microbial inoculants in the three major fields of agriculture, environmental protection and food. We entered into a $1 million consulting service agreement with Agrecoe on June 3, 2020 to act as a business advisor to provide various consulting services to Agrecoe for its initial public offering in the United States. As of the date of this filing, our consulting services to Agrecoe were limited to the due diligence work and preliminary planning.

 Yinfu Gold Corporation (OTC: ELRE)

ELRE is an emerging growth company specializing in new-emerging application industries of Internet Technology, Artificial Intelligence (AI) and the Internet of Things (IOT). We entered into a $0.8 million consulting service agreement with ELRE on June 9, 2020 to act as a financial advisor for ELRE. The Agreement was signed to help ELRE for its up-listing to Nasdaq or New York Stock Exchange. As of the date of this filing, our consulting services provided to ELRE were limited to due diligence work and preliminary planning.

Heilongjiang WKG Advertising Co., Ltd., (“WKG”)

WKG is a comprehensive media company for sports event planning, operation and promotion. We entered into a consulting service agreement with WKG on June 17, 2020 to act as a business advisor to provide various consulting services to WKG for its initial public offering in the United States. As of the date of this filing, our consulting services provided to WKG were limited to the due diligence work and preliminary planning.

Seasonality

We currently do not experience seasonality in our consulting operations.

Intellectual Property

We have received the approval for the following trademark registrations:

Trademark	Jurisdiction	Category	Effective Date	Expiration Date
ATIF	China	36	May 7, 2019	May 6, 2029
ATIF	Hong Kong	36	January 31, 2019	August 28, 2028
亚洲时代	China	36	May 14, 2017	May 13, 2027
亞洲時代	Hong Kong	35;36;41	November 26, 2019	April 11, 2029
CNNM	Hong Kong	35; 38	August 29, 2018	August 28, 2028
INTERNATIONAL SCHOOL OF FINANCE	Hong Kong	41	August 29, 2018	August 28, 2028
IPOEX	Hong Kong	36	October 27, 2020	October 26, 2030
IPOEX	European Union	36	January 30, 2021	October 15, 2030
IPOEX	China	36	July 28, 2021	July 27, 2031
IPOEX	Singapore	36	October 15, 2020	October 15, 2030
IPOEX	United Kingdom	36	February 19, 2021	October 19, 2030
IPOEX	Korea	36	February 21, 2022	February 21, 2032

We also own five domain names: ipoex.com, atifus.com, atifchina, chinacnnm.com and dpoex.com.

Below are images of our trademarks:

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. Except for the litigation disclosed below, we are not currently a party to any legal or arbitration proceeding the outcome of which, if ‘determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows, or financial condition.

Legal Proceeding with Boustead Securities, LLC (“Boustead”)

On May 14, 2020, Boustead filed a lawsuit against the Company and LGC for breaching the underwriting agreement Boustead had with each of the Company and LGC, in which Boustead was separately engaged as the exclusive financial advisor to provide financial advisory services to the Company and LGC.

In April 2020, the Company acquired 51.2% equity interest in LGC after LGC terminated its efforts to launch an IPO on its own. Boustead alleged that the acquisition transaction between the Company and LGC was entered into during the tail period of the exclusive agreement between Boustead and the Company, and therefore deprived Boustead of compensation that Boustead would otherwise have been entitled to receive under its exclusive agreement with the Company and LGC. Therefore, Boustead is attempting to recover from the Company an amount equal to a percentage of the value of the transaction it conducted with LGC.

Boustead’s Complaint alleges four causes of action against the Company, including breach of contract; breach of the implied covenant of good faith and fair dealing; tortious interference with business relationships and quantum meruit.

On October 6, 2020, ATIF filed a motion to dismiss Boustead’s Complaint pursuant to Federal Rule of Civil Procedure 12(b)(6) and 12(b)(5). On October 9, 2020, the United States District Court for the Southern District of New York directed Boustead to respond to the motion or amend its Complaint by November 10, 2020. Boustead opted to amend its complaint and filed the amended complaint on November 10, 2020. Boustead’s amended complaint asserts the same four causes of action against ATIF and LGC as its original complaint. The Company filed another motion to dismiss Boustead’s amended complaint on December 8, 2020.

On August 25, 2021, the United States District Court for the Southern District of New York granted ATIF’s motion to dismiss Boustead’s first amended complaint. In its order and opinion, the United States District Court for the Southern District of New York allowed Boustead to move for leave to amend its causes of action against ATIF as to breach of contract and tortious interference with business relationships, but not breach of the implied covenant of good faith and fair dealing and quantum meruit. On November 4, 2021, Boustead filed a motion seeking leave to file a second amended complaint to amend its cause of action for Breach of Contract. The Court granted Boustead’s motion for leave and Boustead filed the second amended complaint on December 28, 2021 alleging only breach of contract and dropping all other causes of action alleged in the original complaint. On January 18, 2022, the Company filed a motion to dismiss Boustead’s second amended complaint. Boustead filed its opposition on February 1, 2022 and the Company replied on February 8, 2022.

On July 6, 2022, the Court denied our motion to dismiss the second amended complaint. Thereafter, on August 3, 2022, the Company filed a motion to compel arbitration of Boustead’s claims in California. Briefing on the Company’s motion to compel concluded on August 23, 2022. Since the agreement between ATIF and Boustead contains a valid arbitration clause that applies to Boustead’s breach of contract claim, and the parties have not engaged in discovery, on February 14, 2023, the Court ordered that ATIF’s motion to compel arbitration is granted and this case is stayed pending arbitration.

On March 10, 2023, Boustead, filed Demand for Arbitration against ATIF (the Respondent) before JAMS in California and the assigned JAMS case Ref. No. is 5220002783. On May 25, 2023, ATIF filed its answer to deny Boustead’s Demand for Arbitration, which was unsuccessful and the arbitration process was initiated. The arbitrator ordered a motion to be filed by Boustead for a determination of contact interpretation, prior to extensive discovery into issues such as the alleged merits and damages, and to determine whether the contract interpretation should allow the matter to further proceed. Boustead had filed the Motion for Contract Interpretation Determination. ATIF filed its opposition to that Motion on October 16, 2023. The hearing on the motion was held on November 8, 2023, during which the arbitrator extended the hearing to February 29, 2024. The arbitrator also established December 15, 2023, as the deadline for Boustead to submit its reply regarding the contract interpretation issues raised by the Company. Simultaneously, the Company was granted until February 12, 2024, to present its response brief.

On September 24, 2024, the Company and Boustead entered into a settlement agreement, pursuant to which the Company shall pay a total amount of $1,000,000 to Boustead. The payment is made in three instalments, the first instalment of $250,000 is payable upon execution of the settlement agreement, the second instalment of $500,000 is payable before March 1, 2025, and the final instalment of $250,000 is payable before December 31, 2025.

Pending Legal Proceeding with J.P Morgan Securities LLC (“JPMS”)

On December 22, 2023, J.P Morgan Securities LLC (“JPMS”) filed a lawsuit in the Superior Court of California, County of Orange, bearing Case Number 30-2023-01369978-CU-FR-CJC against ATIF Holdings Limited (“Holdings”), ATIF Inc., ATIF-1 GP, LLC (ATIF-1 GP”), and two officers of Holdings and ATIF Inc., Jun Liu and Zhiliang “Ian” Zhou, alleging and asserting that it is entitled to recover $5,064,160 in damages plus interest and attorneys’ fees relating to a stock transaction by ATIF-1 GP.

The parties have agreed to attempt to mediate the dispute before proceeding to litigation. A mediation was held on May 6, 2024, but the parties could not come to a resolution. The Defendants’ time to respond to the lawsuit was May 20, 2024. On May 15, 2024, the Defendants filed a Petition with the Superior Court of California seeking to compel arbitration under the operative agreements and stay the underlying State Court action. On or about August 16, 2024, the parties agreed that JPMS and ATIF-1 GP, LLC would submit any disputes between the two of them only, to FINRA arbitration, and stay the California state court case pending such arbitration. ATIF-1 GP, LLC has not been the Company’s subsidiary since its disposition in 2022. The Company is awaiting the outcome of the FINRA arbitration before proceeding further with the stayed case in the Superior Court of California.

Environment

ZBAI seeks to comply with all applicable statutory and administrative requirements concerning environmental quality. Expenditures for compliance with federal state and local environmental laws have not had, and are not expected to have, a material effect on ZBAI’s capital expenditures, results of operations or competitive position.

Properties

Our principal executive office and production facility is located in Lake Forest, California, USA, where we lease approximately 7,237 square feet of office space from a related party. The term of the lease is from June 1, 2022 to May 31, 2027, with monthly rental expenses of $20,000. On March 1, 2024, the Company modified the office lease arrangement, pursuant to which the remaining lease term was modified from 38 months to 24 months which will expire on February 28, 2026, and the office space is reduced from 7,237 square feet to 1,555 square feet. The monthly rental expense was reduced to $3,000.

In addition, we also lease an office space in Irvine, California, for approximately 4,182 square feet of office space for a term of three years from March 1, 2021 to February 29, 2024, and with monthly rental expenses of $20,073. As of August 25, 2022, we have subleased this office space to an unrelated third party company from August 25, 2022 to March 1, 2024. Our total rent expense was approximately $0.2 million and $0.5 million for the years ended July 31, 2024 and 2023, respectively. The Company did not extend the lease term upon maturity.

After that, we leased another office space in Irvine, California, for a term of one year from March 2, 2025 to March 1, 2026, and with monthly rental expenses of $1,000. Our total expense was $12,000 for the year ended 2025.

We believe that our current leased property is in good condition and suitable for the conduct of our business.

Government Regulations

Recent Regulatory Development

We are subject to a wide variety of complex laws and regulations in the United States and other jurisdictions in which we operate. The laws and regulations govern many issues related to our business practices, including those regarding consumer protection, worker classification, wage and hour, sick pay and leaves of absence, anti-discrimination and harassment, whistleblower protections, background checks, privacy, data security, intellectual property, health and safety, environmental, competition, fees and payments, pricing, product liability and disclosures, property damage, communications, employee benefits, taxation, unionization and collective bargaining, contracts, arbitration agreements, class action waivers, terms of service, and accessibility of our website.

These laws and regulations are constantly evolving and may be interpreted, applied, created, superseded, or amended in a manner that could harm our business. These changes may occur immediately or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies, such as federal, state and local administrative agencies. As we expand our business into new markets or introduce new features or offerings into existing markets, regulatory bodies or courts may claim that we are subject to additional requirements, or that we are prohibited from conducting business in certain jurisdictions. This section summarizes the principal regulations applicable to our business.

Regulation on Intellectual Property Rights

Laws and Regulations Relating to Employment and Social Welfare in the U.S. and PRC

U.S. Labor and Employment Laws

Various federal and state labor laws govern our relationship with our employees and affect operating costs. These laws include minimum wage requirements, overtime pay, unemployment tax rates, workers’ compensation rates, citizenship requirements and sales taxes. Additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits such as those to be imposed by recently enacted legislation in California, increased tax reporting and tax payment requirements for employees who receive gratuities, or a reduction in the number of states that allow tips to be credited toward minimum wage requirements could harm our operating results.

The Federal Americans with Disabilities Act prohibits discrimination on the basis of disability in public accommodations and employment. Although our office is designed to be accessible to the disabled, we could be required to make modifications to our office to provide service to, or make reasonable accommodations for, disabled persons.

U.S. Data Protection and Privacy Laws

California has several laws protecting the literary works read by California residents. The California Reader Privacy Act protects information about the books California residents read from electronic services. Such information cannot be disclosed except pursuant to an individual’s affirmative consent, a warrant or court order with limited exceptions, such as imminent danger of serious injury. California Education Code Section 99122 requires for-profit postsecondary educational institutions to post a social media privacy policy on their website.

The Digital Millennium Copyright Act (DMCA) provides relief for claims of circumvention of copyright protected technologies and includes a safe harbor intended to reduce the liability of online service providers for hosting, listing, or linking to third-party content that infringes copyrights of others.

The Communications Decency Act provides that online service providers will not be considered the publisher or speaker of content provided by others, such as individuals who post content on an online service provider’s website.

The California Consumer Privacy Act (CCPA), which went into effect on January 1, 2020, provides consumers the right to know what personal data companies collect, how it is used, and the right to access, delete, and opt out of the sale of their personal information to third parties. It also expands the definition of personal information and gives consumers increased privacy rights and protections for that information. The CCPA also includes special requirements for California consumers under the age of 16.

The California Privacy Rights Act (CPRA), Virginia Consumer Data Protection Act (CDPA) and Colorado Privacy Act (CPA) all will come into effect on January 1, 2023. These laws provide consumers with the right to know what personal data companies collect, how it is used, and the right to access, delete, and opt out of the sale of their personal information to third parties. The CPRA also includes special requirements for California consumers under the age of 16.

The Holding Foreign Companies Accountable Act

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (“HFCAA”) requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. On December 18, 2020, the Holding Foreign Companies Accountable Act or HFCAA was signed into law. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which became law in December 2020 and prohibits foreign companies from listing their securities on U.S. exchanges if the company has been unavailable for PCAOB inspection or investigation for three consecutive years. As a result of the HFCAA, trading in ATIF BVI’s securities may be prohibited if the PCAOB determines that it cannot inspect or fully investigate ATIF BVI’s auditor. Furthermore, in June 2021, the Senate passed the AHFCAA, which was signed into law on December 29, 2022, reducing the time period for delisting of foreign companies under the HFCAA to two consecutive years, instead of three years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China and Hong Kong. Our independent registered public accounting firm is headquartered in Denver, Colorado, and has been inspected by the PCAOB on a regular basis and as such, it is not affected by or subject to the PCAOB’s 2021 Determination Report. On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in China and Hong Kong, jointly agreeing on the need for a framework. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 Determination Report to the contrary. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA and AHFCAA and/or PCAOB may consider the need to issue new determinations consistent with the HFCAA and Rule 6100.

The recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit.

Recent Development

We and Mask Global Market Co. Ltd. (“Mask Global”), a company formed under Ontario law headquartered in Dubai which serves as a bridge connecting Web2 and Web3 by operating as a traditional cryptocurrency exchange jointly announced on September 17, 2025 that we and Mask Global had entered into a non-binding letter of intent (“LOI”), under which we proposed to acquire 100% equity of Mask Global through the issuance of our ordinary shares to the current Mask Global shareholders.

According to the terms of the LOI, we planned to acquire all issued shares of Mask Global in exchange for certain amount of our ordinary shares to be determined based on the parties ongoing due diligence, the audited financial statements of Mask Global and the parties’ negotiation. We expected the parties could enter into definitive agreement within 60 days from the date of the LOI assuming satisfactory due diligence and the Mask Global’s audited financial statements being available. The LOI stipulated a 60-day exclusivity period, during which neither party shall engage in negotiations with any third party regarding similar transactions. The final consideration will be determined based on the outcomes of final audits and due diligence. The parties will also take into consideration of a Valtech’s 2023 evaluation report where Mask Global was evaluated at a between $450 million and $550 million. Either party to the LOI may terminate the LOI unilaterally. As the transaction proceeds, we will publicly disclose required information either through press releases or SEC filings, as appropriate.

Corporate Information

Our principal executive offices are located at 420 Goddard, Irvine, CA 92618. Our telephone number at that address is 308-888-8888. Our company website is https://ir.atifus.com.

C. Organizational structure

See “Item 4. A. History and Development of the Company” in our most recent annual report on Form 20-F, filed on December 9, 2025 (“2025 Annual Report”).

D. Property, Plants and Equipment

Information regarding our property, plants and equipment is described under the caption “Item 4. B. Business Overview” in our 2025 Annual Report.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described below. You should also carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on December 9, 2025, as supplemented and updated by subsequent reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and certain requirements of the Sarbanes-Oxley Act of 2022 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act and the Dodd-Frank Act, related rules and regulations of the SEC and the NASDAQ, with which a private company is not required to comply. Complying with these laws, rules and regulations occupies a significant amount of the time of our board of directors and management and significantly increases our costs and expenses. Among other things, we must:

●	maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC;

●	comply with rules and regulations promulgated by the NASDAQ;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our ordinary shares; and

●	involve and retain to a greater degree outside counsel and accountants in the above activities.

Future sales of our ordinary shares, whether by us or our shareholders, could cause our share price to decline

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ordinary shares in the public market, the trading price of our ordinary shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell of our ordinary shares could also depress the market price of our ordinary shares. A decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional of our ordinary shares or other equity securities. In addition, the issuance and sale by us of additional of our ordinary shares or securities convertible into or exercisable for our ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

Securities analysts may not cover our ordinary shares and this may have a negative impact on the market price of our ordinary shares

The trading market for our ordinary shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our ordinary shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our ordinary shares, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our ordinary shares could decrease and we could lose visibility in the financial markets, which could cause our share price and trading volume to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances

We may in the future issue additional of our ordinary shares or other securities convertible into or exchangeable for of our ordinary shares. We cannot assure you that we will be able to sell of our ordinary shares or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional of our ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per share in this offering.

If we fail to comply with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

On November 26, 2024, the Company received a notification letter from the Nasdaq Listing Qualifications Staff of The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that the minimum bid price per share for its ordinary shares has been below $1.00 for a period of 30 consecutive business days and the Company therefore no longer meets the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until April 14, 2025, to regain compliance.

On January 15, 2025, the Company received a notification letter from Nasdaq stating that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2) and this matter is now closed.

If the Company fails to maintain compliance with other listing rules in the future, we could be subject to suspension and delisting proceedings. If our securities lose their status on The NASDAQ Capital Market, our securities would likely trade in the over-the-counter market. If our securities were to trade on the over-the-counter market, selling our securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our securities, further limiting the liquidity of our securities. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. Such delisting from The NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

Techniques employed by short sellers may drive down the market price of our ordinary shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We may in the future be, the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our ordinary shares and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our ordinary shares could be greatly reduced or rendered worthless.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

We will not receive any proceeds from the sale of any of our units (“Units”), warrants (“Warrants”) or ordinary shares, par value $0.001 (“Ordinary Shares”) by the selling shareholders (the “Selling Shareholders”) described herein and identified in the supplements to this prospectus. The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage or legal services or any other expenses incurred by the Selling Shareholder in disposing of the Units, Warrants or Ordinary Shares offered hereby. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

DILUTION

Because the Selling Shareholder who offer and sell the Units, Warrants, and Ordinary Shares covered by this prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market rate, or in negotiated terms, we have not included in this prospectus information about the dilution (if any) to the public arising from these sales.

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL

We may offer, from time to time, our ordinary shares, preferred shares, debt securities, warrants to purchase ordinary shares, rights to purchase ordinary shares or a combination of these securities, or units consisting of a combination of any or all of these securities, in amounts we will determine from time to time, under this prospectus at prices and on terms to be determined by market conditions at the time of offering. While the terms we have summarized below will apply generally to any future ordinary shares, preferred shares, debt securities, warrants to purchase ordinary shares, rights to purchase any of the foregoing or a combination of these securities, or units consisting of a combination of any or all of these securities that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our ordinary shares and preferred shares, please refer to our Memorandum and Articles of Association (“M&A”), that is incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by British Virgin Islands law. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our M&A, as in effect at the time of any offering of securities under this prospectus. For information on how to obtain copies of our M&A, see “Where You Can Find More Information.”

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $500,000,000 in the aggregate of:

●	ordinary shares;

●	preferred shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into ordinary shares, preferred shares or other securities. The preferred shares may also be exchangeable for and/or convertible into ordinary shares, another series of preferred shares or other securities. The debt securities, the preferred shares, the ordinary shares and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Description of Ordinary Shares and Preferred Shares

The following description of our ordinary shares and preferred shares, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our ordinary shares and the preferred shares that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future ordinary shares or preferred shares that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our ordinary shares and preferred shares, please refer to our M&A that is incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by British Virgin Islands law. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our M&A, as in effect at the time of any offering of securities under this prospectus. For information on how to obtain copies of our M&A, see “Where You Can Find More Information.”

We are authorized to issue up to 100,000,000,000 ordinary shares and preferred shares, par value $0.001 each. 10,313,373 ordinary shares of the Company are issued and outstanding and there are no preferred shares outstanding as of the date of this prospectus. Each ordinary share has the right to one vote at a meeting of shareholders or on any resolution of shareholders, the right to an equal share in any dividend paid by us, and the right to an equal share in the distribution of surplus assets. We may by a resolution of the board of directors redeem our shares for such consideration as the board of directors determines.

If, at any time, our authorized number of shares is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the resolution of our board of directors the approval of which requires the affirmative vote of a majority of the directors present at the meeting who voted.

No less than seven days’ written notice of a meeting shall be given to each shareholder entitled to attend and vote thereat, stating the date, place, and time at which the meeting is to be held, and if different, the record date for determining shareholders entitled to attend and vote at the meeting, and the general nature of the business to be conducted at the meeting. A meeting shall, notwithstanding the fact that it is called on shorter notice than otherwise required, be deemed to have been properly called if it is attended, or such notice is waived, by 90% of the shareholders entitled to attend and vote thereat, or all members holding shares entitled to vote on all or any matters to be considered at the meeting, have waived notice of the meeting. The inadvertent failure to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

There are no limitations on the rights to own our securities, or limitations on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our securities, contained in our Amended and Restated Memorandum and Articles of Association (or under British Virgin Islands law).

Description of Warrants

General

We may issue warrants for the purchase of ordinary shares or preferred shares. Warrants may be offered independently or together with ordinary shares or preferred shares offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant and/or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	the terms of any rights to redeem or call the warrants;

●	United States federal income tax consequences of holding or exercising the warrants, if material; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of ordinary shares or preferred shares of the relevant class or series at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, upon the request of the holders thereof, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase ordinary shares or preferred shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of ordinary shares or preferred shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the ordinary shares or preferred shares purchasable upon exercise, if any.

Outstanding Warrants

As of the date of this prospectus, there were 9,137,086 outstanding warrants to purchase ordinary shares.

Description of Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares, preferred shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Description of Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Ordinary Shares and Preferred Shares” and “Description of Warrants” will apply to each unit and to any ordinary shares, preferred shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Transfer Agent And Registrar

The transfer agent and registrar for our ordinary shares is Transhare Corporation, with a mailing address of Bayside Center 1, 17755 US Hwy 19 N, Suite 140, Clearwater, FL 33764.

Nasdaq Capital Market Listing

Our ordinary shares are listed on the NASDAQ Capital Market under the symbol “ZBAI.”

PRIVATE PLACEMENT

On October 8, 2025, the Company entered into certain securities purchase agreement (the “SPA”) with certain “non-U.S. Persons” (the “Purchasers”) as defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to which the Company agreed to sell up to an aggregate of 9,000,000 units (the “Units”), each Unit consisting of one ordinary share of the Company, par value $0.001 per share (“Share”) and one warrant to purchase one Share (“Warrant”) with an initial exercise price of $4.89 per Share, at a price of $3.26 per Unit (“Purchase Price”) for an aggregate purchase price of approximately $29.34 million (the “Offering”). The net proceeds from such Offering will be used for working capital or other general corporate purposes.

The Warrants are exercisable immediately upon the date of issuance at an initial exercise price of $4.89 per Share for cash (the “Warrant Shares”). The Warrants may also be exercised cashlessly if at any time after the six-month anniversary of the issuance date, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares. The Warrants shall expire five years from its date of issuance. The Warrants are subject to customary anti-dilution provisions reflecting stock dividends and splits or other similar transactions.

The parties to the SPA have each made customary representations, warranties and covenants, including, among other things, (a) the Purchasers are “non-U.S. Persons” as defined in Regulation S and are acquiring the Shares for the purpose of investment, (b) the absence of any undisclosed material adverse effects, and (c) the absence of legal proceedings that affect the completion of the transaction contemplated by the SPA.

The closing of the Offering occurred on October 29, 2025 upon satisfying all closing conditions as set forth in the SPA.

The forms of the SPA and the Warrant are filed as Exhibit 4.8 and 4.9 respectively. The foregoing is only a brief description of the material terms of the SPA and Warrant, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

SELLING SHAREHOLDERS

This prospectus covers the offering for resale of up to (i) 9,000,000 units (the “Units”), each consists of one ordinary share, par value $0.001 per share (the “Ordinary Share”) and one warrant (the “Warrant”), (ii) 9,000,000 Ordinary Shares underlying the Units, (iii) 9,000,000 Warrants underlying the Units, and (iv) 9,000,000 Ordinary Shares upon the exercise of the Warrants, in one or more offerings, from time to time, held by the selling shareholders (the “Selling Shareholders”) as specified in the table below. We will not receive any of the proceeds from the sale of the Units, Warrants, or Ordinary Shares by the Selling Shareholders. The Units, Warrants, or Ordinary Shares were sold pursuant to certain securities purchase agreement (the “SPA”) dated October 8, 2025.

We have prepared the table, the paragraph immediately following this paragraph, and the related notes based on information supplied to us by the Selling Shareholder and such information is as of October 8, 2025 (except otherwise noted). We have not sought to verify such information. We believe, based on information supplied by the Selling Shareholders, that except as may otherwise be indicated in the footnote to the table below, the Selling Shareholders have sole voting and dispositive power with respect to the Units, Warrants and Ordinary Shares.

Because the Selling Shareholders identified in the table may sell some or all of the Units, Warrants, or Ordinary Shares which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of them, no estimate can be given as to the number of the Units, Warrants or Ordinary Shares available for resale. We have, therefore, assumed for the purpose of the following table, that the Selling Shareholders will sell all of the Units, Warrants and Ordinary Shares covered by this prospectus. The Selling Shareholder is not obligated to sell any of the Units, Warrants or Ordinary Shares offered by this prospectus.

Except for disclosure in this section, the Selling Shareholders have not had any material relationship with us within the past three years.

	Shares Issuable Prior to Resale(1)		Number of Shares offered	Shares Beneficially Owned after Resale
Name	Units(2)(3)	Percent	Resale	Number	Percent
Daping Liu	90,000	0.873%	90,000	0	0%
Yanlin Wang	150,000	1.454%	150,000	0	0%
Wang Yan	300,000	2.909%	300,000	0	0%
Lina Lu Liu	15,000	0.145%	15,000	0	0%
Shaowei Wu	400,000	3.878%	400,000	0	0%
Hongmei Liao	482,000	4.674%	482,000	0	0%
Ailiang Wang	468,000	4.538%	468,000	0	0%
Zhuan Wu	515,000	4.994%	515,000	0	0%
Feiyan Liao	510,000	4.945%	510,000	0	0%
Jihui Wu	460,000	4.460%	460,000	0	0%
Zhiwu Wang	503,000	4.877%	503,000	0	0%
Jie Zhong	466,000	4.518%	466,000	0	0%
Shanmin Zhang	488,000	4.732%	488,000	0	0%
Liqiu Huang	488,000	4.732%	488,000	0	0%
Wenjuan Liu	501,000	4.858%	501,000	0	0%
Bin Wei	469,000	4.547%	469,000	0	0%
Yuzhi Xie	408,000	0.463%	408,000	0	0%
Zhi Xia	415,000	4.024%	415,000	0	0%
Sauhing Pat	489,000	4.741%	489,000	0	0%
Qing Zhang	413,000	0.420%	413,000	0	0%
Bosera Asset Management Co., Ltd	480,000	4.654%	480,000	0	0%
Pinnacle Partners Inc.	490,000	4.751%	490,000	0	0%

(1)	As of December 29, 2025.

(2)	Each Unit consists of one Ordinary Share and one Warrant to purchase one Ordinary Share upon exercise.

(3)	Warrants do not entitle the Selling Shareholders to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise thereof.

PLAN OF DISTRIBUTION

We and the selling shareholder (the “Selling Shareholders”) described herein and identified in supplements to this prospectus may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We and the Selling Shareholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and the Selling Shareholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our ordinary shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the laws of the State of New York, and by Ogier to the extent governed by the laws of the British Virgin Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of ATIF Holdings Limited as of and for the year ended July 31, 2025, and as of and for the years ended July 31, 2024 and 2023 in our most recent annual report on Form 20-F (the “2025 Annual Report”), filed on December 9, 2025, have been audited by Li CPA, LLC, our current independent registered public accounting firm, and ZH CPA, LLC, our former independent registered public accounting firm, respectively, as set forth in the 2025 Annual Report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL INFORMATION

Our audited consolidated financial statements of ATIF Holdings Limited as of July 31, 2025, 2024 and 2023 are included in our 2025 Annual Report, which are incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F for the fiscal year ended July 31, 2025, filed with the SEC on December 9, 2025.

(2)	the description of our Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-38876) filed with the Commission on April 18, 2019, including any amendment and report subsequently filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at Attn: Dr. Kamran Khan, 420 Goddard, Irvine, CA92618, at 308-888-8888.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at http://ir.atifus.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands (“BVI”) as a company with limited liability. We incorporated in the BVI because of certain benefits associated with being a BVI corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, BVI has a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

Some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to our local BVI’s counsel, there is uncertainty with regard to BVI law relating to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the BVI as penal or punitive in nature. If such a determination is made, the courts of the BVI will not recognize or enforce the judgment against a BVI’s company. The courts of the BVI in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the BVI. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the BVI’s Courts have not yet ruled in this regard. Our BVI’s counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the BVI.

As of the date hereof, no treaty or other form of reciprocity exists among the BVI, Hong Kong, and China governing the recognition and enforcement of judgments.

BVI counsel further advised that although there is no statutory enforcement in the BVI of judgments obtained in the United States, Hong Kong, or China, a judgment obtained in such jurisdictions will be recognized and enforced in the courts of the BVI at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the courts of BVI, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the BVI.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ATIF HOLDINGS LIMITED

$500,000,000

Ordinary shares, Preferred Shares, Debt Securities

Warrants, Units and Rights

And

Up to 9,000,000 Units, Each Unit Consisting of One Ordinary Share and One Warrant

Up to 9,000,000 Ordinary Shares Underlying the Units

Up to 9,000,000 Warrants Underlying the Units

Up to 9,000,000 Ordinary Shares Issuable upon the Exercise of the Warrants

By the Selling Holders Named Herein

PROSPECTUS

December 29, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Our Memorandum and Articles of Association, the BVI Business Companies Act, 2004, as amended, and the common law of the British Virgin Islands allow us to indemnify our officers and directors from certain liabilities. Our Articles of Association provide that we may indemnify, hold harmless and exonerate against all direct and indirect costs, fees and expenses of any type or nature whatsoever, any person who (a) is or was a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, key employee, adviser of the Company or who at the request of the Company; or (b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company.

 The Company will only indemnify the individual in question if the relevant indemnitee acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the indemnitee had no reasonable cause to believe that his conduct was unlawful. The decision of the Board as to whether an indemnitee acted honestly and in good faith and with a view to the best interests of the Company and as to whether such indemnitee had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of our Memorandum and Articles of Association, unless a question of law is involved.

The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the relevant indemnitee did not act honestly and in good faith and with a view to the best interests of the Company or that such indemnitee had reasonable cause to believe that his conduct was unlawful.

The Company may purchase and maintain insurance, purchase or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond in relation to any indemnitee or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company, against any liability asserted against the person and incurred by him in that capacity, whether or not the Company has or would have had the power to indemnify him against the liability as provided in our Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
4.1	Form of Preferred Shares Certificate**
4.2	Form of Warrant**
4.3	Form of Warrant Agreement**
4.4	Form of Unit Agreement**
4.5	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.
4.6	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.
4.7	Form of debt securities, if any.**
4.8	Form of Securities Purchase Agreement***
4.9	Form of Warrant***
5.1	Opinion of Ogier
5.2	Opinion of Hunter Taubman Fischer & Li LLC
23.1	Consent of Li CPA, LLC
23.2	Consent of ZH CPA, LLC
23.3	Consent of Ogier (included in Exhibit 5.1)
23.4	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.2)
24.1	Power of Attorney (included on signature page of this registration statement)
107	Filing Fee Table

**	To be filed by amendment or as an exhibit to a filing with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in connection with the offering of securities to the extent required for any such offering.

***	Filed previously as exhibits to that certain current report on Form 6-K filed on October 15, 2025 with the SEC.

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the California, United States, on December 29, 2025.

ATIF HOLDINGS LIMITED

By:	/s/ Kamran Khan
	Name:	Kamran Khan
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Dr. Kamran Khan and Shibin Yu, and each of them, individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Form F-3 registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Kamran Khan	Chief Executive Officer, Director, and Chairman of the Board of Directors	December 29, 2025
Kamran Khan	(Principal Executive Officer)

/s/ Shibin Yu	Chief Financial Officer and Director	December 29, 2025
Shibin Yu	(Principal Accounting and Financial Officer)

/s/ Zhelun Zhou	Independent Director	December 29, 2025
Zhelun Zhou

/s/ Yingying Guo	Independent Director	December 29, 2025
Yingying Guo

/s/ Syed Iqbal Shah	Independent Director	December 29, 2025
Syed Iqbal Shah

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Company has signed this Registration Statement or amendment thereto in Newark, Delaware on December 29, 2025.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director